Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--July 18, 2019

SECOND QUARTER 2019 FINANCIAL RESULTS

Net income	Earnings per share	Net interest margin[2]	Efficiency ratio	Book value per common share
$122.9 million	$1.19	4.59%	41.5%	$27.51

CEO COMMENTARY:
Kenneth Vecchione, Chief Executive Officer, commented: “During the second quarter Western Alliance generated a record $122.9 million in net income and earnings per share of $1.19. We reached a new milestone of $25 billion in total assets as both loan and deposit growth exceeded $1 billion, representing 25% annualized growth. As our loan growth trajectory continues, asset quality remains strong and stable with net loan losses of just 0.03% for the quarter and non-performing assets to total assets ratio of 0.27%. We generated 12% annualized growth in net interest income, absorbing the 12 basis point margin impact from lower rates, from our strong balance sheet growth. We remain among the most profitable banks in our industry, with return on assets of 2.05% and return on average tangible common equity[1] of 19.72%. Further, we continued our shareholder-oriented approach to capital allocation with share repurchases of $33.9 million during the quarter while our board also approved a cash dividend of $0.25 per share to be initiated during the third quarter of 2019. Our superior capital growth, evidenced by industry-leading capital levels and tangible book value per share, continues to optimally position our company for growth and value creation.”

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:

▪	Net income and earnings per share of $122.9 million and $1.19 compared to $120.8 million and $1.16, respectively

▪	Net operating revenue[1] of $267.3 million, an increase of 2.9%, or $7.4 million, compared to an increase in operating non-interest expenses[1] of 1.8%, or $2.0 million

▪	Operating pre-provision net revenue[1] of $152.5 million, up $5.4 million from $147.1 million

▪	Effective tax rate of 16.76%, compared to 17.45%

▪	Net income of $122.9 million and earnings per share of $1.19, up 17.4% and 20.2%, respectively

▪	Net operating revenue[1] of $267.3 million, an increase of 12.2%, or $29.1 million, compared to an increase in operating non-interest expenses[1] of 11.8%, or $12.1 million

▪	Operating pre-provision net revenue[1] of $152.5 million, up $17.0 million from $135.5 million

▪	Effective tax rate of 16.76%, compared to 19.48%

FINANCIAL POSITION RESULTS:

▪	Total loans of $19.3 billion, up $1.1 billion, or 25.0% annualized

▪	Total deposits of $21.4 billion, up $1.2 billion, or 24.4% annualized

▪	Stockholders' equity of $2.9 billion, up $131 million

▪	Increase in total loans of $3.1 billion, or 19.3%

▪	Increase in total deposits of $3.4 billion, or 18.5%

▪	Increase in stockholders' equity of $460 million

LOANS AND ASSET QUALITY:

▪	Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.27%, compared to 0.26%

▪	Annualized net loan charge-offs to average loans outstanding of 0.03% compared to 0.03%

▪	Nonperforming assets to total assets of 0.27%, compared to 0.29%

▪	Annualized net loan charge-offs[2] to average loans outstanding of 0.03%, compared to 0.07%

KEY PERFORMANCE METRICS:

▪	Net interest margin of 4.59% compared to 4.71%

▪	Return on average assets and on tangible common equity[1] of 2.05% and 19.72%, compared to 2.12% and 20.49%, respectively

▪	Tangible common equity ratio[1] of 10.2%, compared to 10.3%

▪	Tangible book value per share[1], net of tax, of $24.65, an increase from $23.20

▪	Operating efficiency ratio[1] of 42.0%, compared to 42.4%

▪	Net interest margin[2] of 4.59%, compared to 4.71%

▪	Return on average assets[2] and on tangible common equity[1,2] of 2.05% and 19.72%, compared to 2.02% and 20.47%, respectively

▪	Tangible common equity ratio[1] of 10.2%, compared to 9.9%

▪	Tangible book value per share[1], net of tax, of $24.65, an increase of 24.6% from $19.78

▪	Operating efficiency ratio[1] of 42.0%, compared to 42.1%

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 19.

[2]
Beginning in Q1 2019, annualized performance metrics are calculated on an actual/actual basis, from a previous 30/360 basis. Prior period amounts have been restated to conform to the current presentation.

Income Statement
Net interest income was $254.7 million in the second quarter 2019, an increase of $7.3 million from $247.3 million in the first quarter 2019, and an increase of $30.6 million, or 13.6%, compared to the second quarter 2018. As acquired loans are recorded at fair value in an acquisition, purchase discounts on these acquired loans are recorded and accreted into interest income based on expected future cash flows over the life of the loans and may be accelerated upon prepayment of acquired loans. Net interest income in the second quarter 2019 includes $4.6 million of total accretion income from acquired loans, compared to $2.8 million in the first quarter 2019, and $5.1 million in the second quarter 2018.
The Company’s net interest margin in the second quarter 2019 was 4.59%, a decrease from 4.71% in both the first quarter 2019 and second quarter 2018.
Operating non-interest income was $12.6 million for the second and first quarter 2019, compared to $14.1 million for the second quarter 2018.1 The decrease in operating non-interest income from the second quarter 2018 primarily relates to a decrease in income from warrants.
Net operating revenue was $267.3 million for the second quarter 2019, an increase of $7.4 million, compared to $259.9 million for the first quarter 2019, and an increase of $29.1 million, or 12.2%, compared to $238.2 million for the second quarter 2018.1
Operating non-interest expense was $114.8 million for the second quarter 2019, compared to $112.8 million for the first quarter 2019, and $102.7 million for the second quarter 2018.1 The Company’s operating efficiency ratio1 was 42.0% for the second quarter 2019, an improvement from 42.4% in the first quarter 2019, and from 42.1% for the second quarter 2018.
Income tax expense was $24.8 million for the second quarter 2019, compared to $25.5 million for the first quarter 2019, and $25.3 million for the second quarter 2018.
Net income was $122.9 million for the second quarter 2019, an increase of $2.1 million from $120.8 million for the first quarter 2019, and an increase of $18.3 million, or 17.4%, from $104.7 million for the second quarter 2018. Earnings per share was $1.19 for the second quarter 2019, compared to $1.16 for the first quarter 2019, and $0.99 for the second quarter 2018.
The Company views its operating pre-provision net revenue ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the second quarter 2019, the Company’s operating PPNR was $152.5 million, up $5.4 million from $147.1 million in the first quarter 2019, and up $17.0 million from $135.5 million in the second quarter 2018.1 Non-operating income1 for the second quarter 2019 consisted of net unrealized gains on assets measured at fair value of $1.6 million. Non-operating expense1 for the second quarter 2019 consisted of a net gain on sales and valuations of repossessed and other assets of $0.6 million.
The Company had 1,806 full-time equivalent employees and 47 offices at June 30, 2019, compared to 1,773 employees and 47 offices at March 31, 2019 and June 30, 2018.

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 19.

Balance Sheet
Gross loans totaled $19.3 billion at June 30, 2019, an increase of $1.1 billion from $18.1 billion at March 31, 2019, and an increase of $3.1 billion from $16.1 billion at June 30, 2018. The increase from the prior quarter was driven by an increase of $730 million in commercial and industrial loans, $381 million in CRE, non-owner occupied loans, and $119 million in residential real estate loans. These increases were partially offset by a decrease of $73 million in construction and land development loans, and $31 million in CRE, owner occupied. From June 30, 2018, loans increased across most loan types, with the largest increases in commercial and industrial loans of $1.2 billion, residential real estate loans of $1.0 billion, CRE, non-owner occupied loans of $675 million, and construction and land development loans of $232 million. These increases were partially offset by a decrease of $16 million in CRE, owner occupied loans. At June 30, 2019, the allowance for credit losses to gross loans held for investment was 0.83%, compared to 0.86% at March 31, 2019, and 0.91% at June 30, 2018. At June 30, 2019, the allowance for credit losses to total organic loans was 0.87%, compared to 0.90% at March 31, 2019, and 0.99% at June 30, 2018. The Company defines its organic loans as those loans that have not been acquired in a transaction accounted for as a business combination.
Consistent with accounting principles generally accepted in the United States ("GAAP"), the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. Credit discounts on acquired loans are included as a reduction to gross loans. These discounts totaled $10.6 million at June 30, 2019, compared to $13.1 million at March 31, 2019, and $19.7 million at June 30, 2018.
Deposits totaled $21.4 billion at June 30, 2019, an increase of $1.2 billion from $20.2 billion at March 31, 2019, and an increase of $3.4 billion from $18.1 billion at June 30, 2018. The increase from the prior quarter was driven by an increase of $998 million in non-interest bearing demand deposits, $107 million from certificates of deposit, and $100 million from savings and money market accounts. From June 30, 2018, deposits increased across all deposit types, with the largest increases in savings and money market accounts of $1.4 billion, non-interest bearing demand deposits of $729 million, interest-bearing demand deposits of $661 million, and certificates of deposit of $533 million. Non-interest bearing deposits were $8.7 billion at June 30, 2019, compared to $7.7 billion at March 31, 2019, and $7.9 billion at June 30, 2018. Non-interest bearing deposits comprised 40.5% of total deposits at June 30, 2019, compared to 38.0% at March 31, 2019, and 43.9% at June 30, 2018. The proportion of savings and money market balances to total deposits was 36.8%, compared to 38.6% at March 31, 2019, and 35.8% at June 30, 2018. Interest-bearing demand deposits as a percentage of total deposits were 11.8% at June 30, 2019, compared to 12.4% at March 31, 2019, and 10.3% at June 30, 2018. Certificates of deposit as a percentage of total deposits were 10.9% at June 30, 2019, compared to 11.0% at March 31, 2019, and 10.0% at June 30, 2018. The Company’s ratio of loans to deposits was 89.8% at June 30, 2019, compared to 89.6% at March 31, 2019, and 89.2% at June 30, 2018.
Borrowings were zero at June 30, 2019 and March 31, 2019, compared to $75 million at June 30, 2018. The decrease in borrowings from June 30, 2018 is due to a reduction in overnight borrowings.
Qualifying debt totaled $387 million at June 30, 2019, compared to $374 million at March 31, 2019, and $361 million at June 30, 2018.
Stockholders’ equity at June 30, 2019 was $2.9 billion, compared to $2.7 billion at March 31, 2019, and $2.4 billion at June 30, 2018. The increase in stockholders' equity from March 31, 2019 and June 30, 2018 is primarily a function of net income, partially offset by share repurchases. Under the Company's common stock repurchase program, the Company is authorized to repurchase up to $250 million of its shares of common stock. During the second quarter 2019, the Company repurchased 792,688 shares of its common stock at a weighted average price of $42.82, for a total of $33.9 million. During the six months ended June 30, 2019, the Company repurchased a total of 1,733,603 shares of its common stock, representing approximately 2% of the Company's outstanding shares. Shares were repurchased at a weighted average price of $41.45, for a total of $71.9 million.
At June 30, 2019, tangible common equity, net of tax, was 10.2% of tangible assets1 and total capital was 12.9% of risk-weighted assets. The Company’s tangible book value per share1 was $24.65 at June 30, 2019, up 24.6% from June 30, 2018.
Total assets increased 6.4% to $25.3 billion at June 30, 2019, from $23.8 billion at March 31, 2019, and increased 18.5% from $21.4 billion at June 30, 2018. The increase in total assets from the prior year relates primarily to organic loan growth.
Asset Quality
The provision for credit losses was $7.0 million for the second quarter 2019, compared to $3.5 million for the first quarter 2019, and compared to $5.0 million for the second quarter 2018. Net loan charge-offs2 in the second quarter 2019 were $1.6 million, or 0.03% of average loans (annualized), compared to $1.2 million, or 0.03%, in the first quarter 2019, and $2.6 million, or 0.07%, in the second quarter 2018.
Nonaccrual loans increased $7.9 million to $51.8 million during the quarter and increased $17.8 million from June 30, 2018. Loans past due 90 days and still accruing were zero at June 30, 2019, March 31, 2019, and June 30, 2018. Loans past due 30-89 days and still accruing interest totaled $9.7 million at June 30, 2019, a decrease from $20.5 million at March 31, 2019, and an increase from $1.5 million at June 30, 2018.
Repossessed assets totaled $17.7 million at June 30, 2019 and March 31, 2019, a decrease of $9.8 million from $27.5 million at June 30, 2018. Adversely graded loans and non-performing assets totaled $399.0 million at June 30, 2019, an increase of $41.4 million from $357.6 million at March 31, 2019, and an increase of $30.5 million from $368.5 million at June 30, 2018.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 7.8% at June 30, 2019, compared to 8.9% at March 31, 2019, and 10.1% at June 30, 2018.1

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 19.

[2]
Beginning in Q1 2019, annualized performance metrics are calculated on an actual/actual basis, from a previous 30/360 basis. Prior period amounts have been restated to conform to the current presentation.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include Arizona, Nevada, Southern California, and Northern California, provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank, and Bridge Bank.
The Company's National Business Lines ("NBL") segment provides specialized banking services to niche markets. The Company's NBL reportable segments include Homeowner Associations ("HOA") Services, Hotel Franchise Finance ("HFF"), Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas.
The Corporate & Other segment consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and NBL segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $9.5 billion at June 30, 2019, an increase of $314 million during the quarter, and an increase of $763 million during the last twelve months. The growth in loans during the quarter was driven by increases in the Arizona, Nevada, and Southern California segments, with loan growth of $283 million, $26 million, and $7 million, respectively. These increases were partially offset by a decrease of $2 million in the Northern California segment. The growth in loans during the last twelve months was also driven by increases in the Arizona, Nevada, and Southern California segments, with loan growth of $379 million, $245 million, and $229 million, respectively. These increases were partially offset by a decrease of $90 million in the Northern California segment. Total deposits for the regional segments were $14.8 billion, an increase of $711 million during the quarter, and an increase of $1.7 billion during the last twelve months. The increase in deposits during the quarter was driven by the Arizona and Nevada segments, with deposit growth of $787 million and $182 million, respectively. These increases were partially offset by a decrease of $258 million in the Southern California segment. During the last twelve months, each of the regional segments had growth in deposits. Deposit growth over the last twelve months in the Arizona, Nevada, Southern California, and Northern California segments totaled $838 million, $426 million, $233 million, and $225 million, respectively.
Pre-tax income for the regional segments was $96.9 million for the three months ended June 30, 2019, an increase of $8.5 million from the three months ended March 31, 2019, and an increase of $10.9 million from the three months ended June 30, 2018. All regional segments had increases in pre-tax income compared to the three months ended March 31, 2019. The Arizona and Nevada segments each had increases in pre-tax income of $3.0 million and the Southern and Northern California segments each had increases in pre-tax income of $1.3 million. The Nevada, Southern California, and Northern California segments had increases in pre-tax income from the three months ended June 30, 2018 of $6.1 million, $3.0 million, and $1.8 million, respectively. For the six months ended June 30, 2019, the regional segments reported total pre-tax income of $185.2 million, an increase of $13.4 million compared to the six months ended June 30, 2018. Southern California, Nevada, Northern California and Arizona each had increases of $4.7 million, $3.8 million, $3.5 million, and $1.3 million, respectively.
The NBL segments reported gross loan balances of $9.8 billion at June 30, 2019, an increase of $817 million during the quarter, and an increase of $2.3 billion during the last twelve months. The increase in loans from the prior quarter was driven by the Other NBLs, Technology & Innovation, HFF, and Public & Nonprofit Finance segments, which had loan growth of $467 million, $189 million, $91 million, and $65 million, respectively. During the last twelve months, the largest drivers of loan growth were the Other NBLs and HFF segments, with increases of $2.0 billion and $224 million, respectively. Total deposits for the NBL segments were $5.9 billion, an increase of $560 million during the quarter, and an increase of $1.4 billion during the last twelve months. The increase in deposits from the prior quarter is primarily attributable to the Technology & Innovation and HOA Services segments, which increased deposits by $449 million and $84 million, respectively. The increase of $1.4 billion during the last twelve months is a result of growth in the Technology & Innovation and HOA Services segments of $860 million and $533 million, respectively.
Pre-tax income for the NBL segments was $60.1 million for the three months ended June 30, 2019, an increase of $0.7 million from the three months ended March 31, 2019, and an increase of $11.4 million from the three months ended June 30, 2018. The increase in pre-tax income from the prior quarter relates to the Other NBLs, HFF, and HOA Services segments, which increased by $3.7 million, $0.7 million, and $0.1 million, respectively. These increases were partially offset by decreases in pre-tax income from the Technology & Innovation and Public & Nonprofit Finance segments, which had decreases of $3.8 million and $0.1 million, respectively. The drivers of the increase in pre-tax income from the same period in the prior year were the Other NBLs, HOA Services, and Technology & Innovation segments, which had increases of $5.9 million, $4.4 million, and $2.0 million, respectively. These increases were partially offset by decreases in pre-tax income for the HFF and Public & Nonprofit Finance segments, which decreased by $0.6 million and $0.3 million, respectively. Pre-tax income for the NBL segments for the six months ended June 30, 2019 totaled $119.5 million, an increase of $24.2 million compared to the six months ended June 30, 2018. The largest increases in pre-tax income compared to the six months ended June 30, 2018 were in the Technology & Innovation, HOA Services, and Other NBLs segments. These segments had increases of $9.4 million, $9.0 million, and $7.9 million, respectively. These increases were partially offset by decreases of $1.6 million and $0.5 million in the HFF and Public & Nonprofit segments.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its second quarter 2019 financial results at 12:00 p.m. ET on Friday, July 19, 2019. Participants may access the call by dialing 1-888-317-6003 and using passcode 0520110 or via live audio webcast using the website link https://services.choruscall.com/links/wal190719.html. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET July 19th through 9:00 a.m. ET August 19th by dialing 1-877-344-7529 passcode: 10132284.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Adoption of Accounting Standards
During the first quarter 2019, the Company adopted the Accounting Standards Updates ("ASU") related to leases, which include ASU 2016-02, Leases, ASU 2018-10, Codification Improvements to Topic 842, Leases and ASU 2018-11, Leases (Topic 842) Targeted Improvements.
The amendments in ASU 2016-02 require lessees to recognize the lease assets and lease liabilities arising from operating leases in the statement of financial position, resulting in a gross up of assets and liabilities on the balance sheet. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The Company elected to apply the package of practical expedients, which permitted the Company to forgo reassessment of 1) expired or existing contracts that may contain leases; 2) lease classification of expired or existing leases; and 3) initial direct costs for any existing leases. Upon adoption of this standard on January 1, 2019, the Company recorded a right-of-use asset and corresponding lease liability of $42.5 million and $46.1 million, respectively. No cumulative effect adjustment to retained earnings was recorded as of January 1, 2019. The new standard does not have a material impact on the Company's results of operations or cash flow.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance, and dividends, including our recent domestic select-service hotel franchise finance loan portfolio acquisition. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $25 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Western Alliance is ranked #1 regional bank by S&P Global Market Intelligence for 2018 and in the top 10 on the Forbes “Best Banks in America” list for four consecutive years, 2016-2019. Its primary subsidiary, Western Alliance Bank, Member FDIC, helps business clients realize their growth ambitions with local teams of experienced bankers who deliver superior service and a full spectrum of customized loan, deposit and treasury management capabilities. Business clients also benefit from a powerful array of specialized financial services that provide strong expertise and tailored solutions for a wide variety of industries and sectors. A national presence with a regional footprint, Western Alliance Bank operates individually branded, full-service banking divisions and has offices in key markets nationwide. For more information, visit westernalliancebank.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of June 30,
				2019	2018	Change %
				(in millions)
Total assets				$25,314.8	$21,367.5	18.5%
Gross loans, net of deferred fees				19,250.3	16,138.3	19.3
Securities and money market investments				3,870.1	3,688.7	4.9
Total deposits				21,439.9	18,087.5	18.5
Qualifying debt				387.2	361.1	7.2
Stockholders' equity				2,851.3	2,391.7	19.2
Tangible common equity, net of tax (1)				2,555.0	2,094.3	22.0

Selected Income Statement Data:
	For the Three Months Ended June 30,			For the Six Ended June 30,
	2019	2018	Change %	2019	2018	Change %
	(in thousands, except per share data)			(in thousands, except per share data)
Interest income	$302,848	$251,602	20.4%	$594,016	$486,299	22.2%
Interest expense	48,167	27,494	75.2	91,999	47,971	91.8
Net interest income	254,681	224,108	13.6	502,017	438,328	14.5
Provision for credit losses	7,000	5,000	40.0	10,500	11,000	(4.5)
Net interest income after provision for credit losses	247,681	219,108	13.0	491,517	427,328	15.0
Non-interest income	14,218	13,444	5.8	29,628	25,087	18.1
Non-interest expense	114,213	102,548	11.4	227,127	200,697	13.2
Income before income taxes	147,686	130,004	13.6	294,018	251,718	16.8
Income tax expense	24,750	25,325	(2.3)	50,286	46,139	9.0
Net income	$122,936	$104,679	17.4	$243,732	$205,579	18.6
Diluted earnings per share	$1.19	$0.99	20.2	$2.34	$1.95	20.0

(1)    See Reconciliation of Non-GAAP Financial Measures.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended June 30,			For the Six Ended June 30,
	2019	2018	Change %	2019	2018	Change %
Diluted earnings per share	$1.19	$0.99	20.2%	$2.34	$1.95	20.0%
Book value per common share	27.51	22.59	21.8
Tangible book value per share, net of tax (1)	24.65	19.78	24.6
Average shares outstanding (in thousands):
Basic	103,019	104,691	(1.6)	103,523	104,611	(1.0)
Diluted	103,501	105,420	(1.8)	103,985	105,372	(1.3)
Common shares outstanding	103,654	105,876	(2.1)

Selected Performance Ratios:
Return on average assets (2)	2.05%	2.02%	1.5%	2.08%	2.02%	3.0%
Return on average tangible common equity (1, 2)	19.72	20.47	(3.7)	20.10	20.60	(2.4)
Net interest margin (2)	4.59	4.71	(2.5)	4.65	4.69	(0.9)
Operating efficiency ratio - tax equivalent basis (1)	42.0	42.1	(0.2)	42.2	42.4	(0.4)
Loan to deposit ratio	89.79	89.22	0.6

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.03%	0.07%	(57.1)%	0.03%	0.05%	(40.0)%
Nonaccrual loans to gross loans	0.27	0.21	28.6
Nonaccrual loans and repossessed assets to total assets	0.27	0.29	(6.9)
Allowance for credit losses to gross loans	0.83	0.91	(8.8)
Allowance for credit losses to nonaccrual loans	309.52	432.38	(28.4)

Capital Ratios (1):
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018
Tangible common equity (1)	10.2%	10.3%	9.9%
Common Equity Tier 1 (1), (3)	10.6	10.7	10.7
Tier 1 Leverage ratio (1), (3)	11.0	11.0	10.8
Tier 1 Capital (1), (3)	10.9	11.1	11.1
Total Capital (1), (3)	12.9	13.2	13.4

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for June 30, 2019 are preliminary until the Call Report is filed.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(dollars in thousands, except per share data)
Interest income:
Loans	$270,349	$222,035	$529,167	$427,994
Investment securities	28,900	27,445	58,034	54,066
Other	3,599	2,122	6,815	4,239
Total interest income	302,848	251,602	594,016	486,299
Interest expense:
Deposits	41,888	19,849	77,676	34,022
Qualifying debt	6,008	5,695	12,113	10,664
Borrowings	271	1,950	2,210	3,285
Total interest expense	48,167	27,494	91,999	47,971
Net interest income	254,681	224,108	502,017	438,328
Provision for credit losses	7,000	5,000	10,500	11,000
Net interest income after provision for credit losses	247,681	219,108	491,517	427,328
Non-interest income:
Service charges and fees	5,821	5,672	11,233	11,417
Card income	1,625	2,033	3,466	4,005
Foreign currency income	1,148	1,181	2,243	2,383
Income from bank owned life insurance	978	1,167	1,959	2,095
Income from equity investments	868	2,517	2,877	3,977
Lending related income and gains (losses) on sale of loans, net	553	1,047	804	2,025
Unrealized gains (losses) on assets measured at fair value, net	1,572	(685)	4,406	(1,759)
Other	1,653	512	2,640	944
Total non-interest income	14,218	13,444	29,628	25,087
Non-interest expenses:
Salaries and employee benefits	65,794	61,785	134,350	123,918
Legal, professional, and directors' fees	11,105	7,946	18,637	13,949
Occupancy	7,761	7,401	15,988	14,265
Deposit costs	7,669	4,114	13,393	7,040
Data processing	6,793	5,586	13,468	10,793
Insurance	2,811	3,885	5,620	7,754
Loan and repossessed asset expenses	1,460	1,017	3,466	1,600
Business development	1,444	1,414	3,529	3,142
Marketing	1,057	1,146	1,798	1,742
Card expense	710	1,081	1,344	2,023
Intangible amortization	387	399	774	797
Net (gain) loss on sales and valuations of repossessed and other assets	(620)	(179)	(523)	(1,407)
Other	7,842	6,953	15,283	15,081
Total non-interest expense	114,213	102,548	227,127	200,697
Income before income taxes	147,686	130,004	294,018	251,718
Income tax expense	24,750	25,325	50,286	46,139
Net income	$122,936	$104,679	$243,732	$205,579

Earnings per share:
Diluted shares	103,501	105,420	103,985	105,372
Diluted earnings per share	$1.19	$0.99	$2.34	$1.95

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
	(in thousands, except per share data)
Interest income:
Loans	$270,349	$258,818	$247,874	$234,709	$222,035
Investment securities	28,900	29,134	30,367	27,239	27,445
Other	3,599	3,216	3,727	3,268	2,122
Total interest income	302,848	291,168	281,968	265,216	251,602
Interest expense:
Deposits	41,888	35,788	31,176	25,266	19,849
Qualifying debt	6,008	6,105	5,829	5,794	5,695
Borrowings	271	1,939	1,450	118	1,950
Total interest expense	48,167	43,832	38,455	31,178	27,494
Net interest income	254,681	247,336	243,513	234,038	224,108
Provision for credit losses	7,000	3,500	6,000	6,000	5,000
Net interest income after provision for credit losses	247,681	243,836	237,513	228,038	219,108
Non-interest income:
Service charges and fees	5,821	5,412	5,611	5,267	5,672
Card income	1,625	1,841	1,866	2,138	2,033
Foreign currency income	1,148	1,095	1,285	1,092	1,181
Income from bank owned life insurance	978	981	983	868	1,167
Income from equity investments	868	2,009	3,178	1,440	2,517
Lending related income and gains (losses) on sale of loans, net	553	251	893	1,422	1,047
Gain (loss) on sales of investment securities	—	—	(424)	(7,232)	—
Unrealized gains (losses) on assets measured at fair value, net	1,572	2,834	(640)	(1,212)	(685)
Other	1,653	987	859	635	512
Total non-interest income	14,218	15,410	13,611	4,418	13,444
Non-interest expenses:
Salaries and employee benefits	65,794	68,556	64,558	64,762	61,785
Legal, professional, and directors' fees	11,105	7,532	6,866	7,907	7,946
Occupancy	7,761	8,227	7,733	7,406	7,401
Deposit costs	7,669	5,724	7,012	4,848	4,114
Data processing	6,793	6,675	6,028	5,895	5,586
Insurance	2,811	2,809	2,539	3,712	3,885
Loan and repossessed asset expenses	1,460	2,006	1,748	1,230	1,017
Business development	1,444	2,085	1,437	1,381	1,414
Marketing	1,057	741	1,341	687	1,146
Card expense	710	634	996	1,282	1,081
Intangible amortization	387	387	399	398	399
Net (gain) loss on sales and valuations of repossessed and other assets	(620)	97	1,483	(67)	(179)
Other	7,842	7,441	8,989	14,400	6,953
Total non-interest expense	114,213	112,914	111,129	113,841	102,548
Income before income taxes	147,686	146,332	139,995	118,615	130,004
Income tax expense	24,750	25,536	20,909	7,492	25,325
Net income	$122,936	$120,796	$119,086	$111,123	$104,679

Earnings per share:
Diluted shares	103,501	104,475	105,286	105,448	105,420
Diluted earnings per share	$1.19	$1.16	$1.13	$1.05	$0.99

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
	(in millions)
Assets:
Cash and due from banks	$1,067.7	$785.6	$498.6	$700.5	$506.8
Securities and money market investments	3,870.1	3,739.4	3,761.1	3,633.7	3,688.7
Loans held for investment:
Commercial and industrial	8,454.2	7,723.7	7,762.6	7,487.7	7,278.4
Commercial real estate - non-owner occupied	4,685.5	4,304.3	4,213.4	3,953.0	4,010.6
Commercial real estate - owner occupied	2,254.1	2,285.3	2,325.4	2,288.2	2,270.5
Construction and land development	2,210.4	2,283.5	2,134.7	2,107.6	1,978.3
Residential real estate	1,580.1	1,461.5	1,204.4	827.1	545.3
Consumer	66.0	58.4	70.1	69.2	55.2
Gross loans, net of deferred fees	19,250.3	18,116.7	17,710.6	16,732.8	16,138.3
Allowance for credit losses	(160.4)	(155.0)	(152.7)	(150.0)	(147.1)
Loans, net	19,089.9	17,961.7	17,557.9	16,582.8	15,991.2
Premises and equipment, net	123.1	119.8	119.5	119.2	115.4
Operating lease right-of-use asset	71.1	72.8	—	—	—
Other assets acquired through foreclosure, net	17.7	17.7	17.9	20.0	27.5
Bank owned life insurance	172.1	171.1	170.1	169.2	168.7
Goodwill and other intangibles, net	298.4	298.8	299.2	299.5	300.0
Other assets	604.7	625.9	685.2	651.2	569.2
Total assets	$25,314.8	$23,792.8	$23,109.5	$22,176.1	$21,367.5
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$8,677.3	$7,679.3	$7,456.1	$8,014.7	$7,947.9
Interest bearing:
Demand	2,525.6	2,499.8	2,555.6	1,978.4	1,864.6
Savings and money market	7,898.3	7,798.3	7,330.7	7,059.1	6,468.8
Certificates of deposit	2,338.7	2,231.3	1,835.0	1,856.4	1,806.2
Total deposits	21,439.9	20,208.7	19,177.4	18,908.6	18,087.5
Customer repurchase agreements	13.9	15.1	22.4	20.9	18.0
Total customer funds	21,453.8	20,223.8	19,199.8	18,929.5	18,105.5
Borrowings	—	—	491.0	—	75.0
Qualifying debt	387.2	374.0	360.5	359.1	361.1
Operating lease liability	76.2	77.8	—	—	—
Accrued interest payable and other liabilities	546.3	396.6	444.5	399.1	434.2
Total liabilities	22,463.5	21,072.2	20,495.8	19,687.7	18,975.8
Stockholders' Equity:
Common stock and additional paid-in capital	1,310.9	1,329.6	1,364.6	1,392.6	1,387.9
Retained earnings	1,514.0	1,399.2	1,282.7	1,166.2	1,055.1
Accumulated other comprehensive income (loss)	26.4	(8.2)	(33.6)	(70.4)	(51.3)
Total stockholders' equity	2,851.3	2,720.6	2,613.7	2,488.4	2,391.7
Total liabilities and stockholders' equity	$25,314.8	$23,792.8	$23,109.5	$22,176.1	$21,367.5

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
	(in thousands)
Balance, beginning of period	$154,987	$152,717	$150,011	$147,083	$144,659
Provision for credit losses	7,000	3,500	6,000	6,000	5,000
Recoveries of loans previously charged-off:
Commercial and industrial	495	477	690	362	916
Commercial real estate - non-owner occupied	53	—	—	804	15
Commercial real estate - owner occupied	386	453	9	52	231
Construction and land development	9	55	13	24	8
Residential real estate	27	93	116	440	141
Consumer	8	5	8	11	14
Total recoveries	978	1,083	836	1,693	1,325
Loans charged-off:
Commercial and industrial	2,018	2,124	4,130	4,610	2,777
Commercial real estate - non-owner occupied	—	—	—	—	233
Commercial real estate - owner occupied	—	—	—	—	—
Construction and land development	141	—	—	—	1
Residential real estate	397	188	—	46	885
Consumer	—	1	—	109	5
Total loans charged-off	2,556	2,313	4,130	4,765	3,901
Net loan charge-offs	1,578	1,230	3,294	3,072	2,576
Balance, end of period	$160,409	$154,987	$152,717	$150,011	$147,083

Net charge-offs to average loans - annualized	0.03%	0.03%	0.08%	0.08%	0.07%

Allowance for credit losses to gross loans	0.83%	0.86%	0.86%	0.90%	0.91%
Allowance for credit losses to gross organic loans	0.87	0.90	0.92	0.97	0.99
Allowance for credit losses to nonaccrual loans	309.52	353.15	550.41	406.89	432.38

Nonaccrual loans	$51,825	$43,887	$27,746	$36,868	$34,017
Nonaccrual loans to gross loans	0.27%	0.24%	0.16%	0.22%	0.21%
Repossessed assets	$17,707	$17,707	$17,924	$20,028	$27,541
Nonaccrual loans and repossessed assets to total assets	0.27%	0.26%	0.20%	0.26%	0.29%

Loans past due 90 days, still accruing	$—	$—	$594	$—	$—
Loans past due 90 days and still accruing to gross loans	—%	—%	0.00%	—%	—%
Loans past due 30 to 89 days, still accruing	$9,681	$20,480	$16,557	$9,360	$1,545
Loans past due 30 to 89 days, still accruing to gross loans	0.05%	0.11%	0.09%	0.06%	0.01%

Special mention loans	$197,996	$134,348	$88,856	$124,689	$150,278
Special mention loans to gross loans	1.03%	0.74%	0.50%	0.75%	0.93%

Classified loans on accrual	$131,442	$161,620	$181,105	$176,727	$156,659
Classified loans on accrual to gross loans	0.68%	0.89%	1.02%	1.06%	0.97%
Classified assets	$216,000	$238,241	$242,101	$252,770	$240,063
Classified assets to total assets	0.85%	1.00%	1.05%	1.14%	1.12%

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	June 30, 2019			March 31, 2019
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$7,895.3	$113,387	5.92%	$7,538.7	$109,089	6.03%
CRE - non-owner occupied	4,466.2	67,510	6.08	4,211.1	62,441	6.03
CRE - owner occupied	2,253.3	29,931	5.43	2,327.5	30,084	5.35
Construction and land development	2,225.5	39,806	7.20	2,178.3	39,704	7.41
Residential real estate	1,511.8	18,794	4.99	1,391.1	16,567	4.83
Consumer	61.5	921	6.01	62.4	933	6.07
Total loans (1), (2), (3)	18,413.6	270,349	5.98	17,709.1	258,818	6.02
Securities:
Securities - taxable	2,757.6	19,730	2.87	2,762.6	20,336	2.99
Securities - tax-exempt	979.5	9,170	4.66	895.6	8,798	4.98
Total securities (1)	3,737.1	28,900	3.34	3,658.2	29,134	3.47
Cash and other	635.2	3,599	2.27	450.8	3,216	2.89
Total interest earning assets	22,785.9	302,848	5.44	21,818.1	291,168	5.53
Non-interest earning assets
Cash and due from banks	166.7			162.2
Allowance for credit losses	(156.4)			(154.2)
Bank owned life insurance	171.5			170.5
Other assets	1,088.8			1,112.9
Total assets	$24,056.5			$23,109.5
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$2,551.2	$5,550	0.87%	$2,495.9	$5,583	0.91%
Savings and money market	7,650.5	24,668	1.29	7,446.6	22,007	1.20
Certificates of deposit	2,271.1	11,670	2.06	1,817.8	8,198	1.83
Total interest-bearing deposits	12,472.8	41,888	1.35	11,760.3	35,788	1.23
Short-term borrowings	58.2	271	1.87	315.8	1,939	2.49
Qualifying debt	377.3	6,008	6.39	363.0	6,105	6.82
Total interest-bearing liabilities	12,908.3	48,167	1.50	12,439.1	43,832	1.43
Interest cost of funding earning assets			0.85			0.82
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,869.2			7,555.6
Other liabilities	480.5			425.0
Stockholders’ equity	2,798.5			2,689.8
Total liabilities and stockholders' equity	$24,056.5			$23,109.5
Net interest income and margin (4)		$254,681	4.59%		$247,336	4.71%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $6.2 million and $6.1 million for the three months ended June 30, 2019 and March 31, 2019, respectively.

(2)
Included in the yield computation are net loan fees of $12.2 million and accretion on acquired loans of $4.6 million for the three months ended June 30, 2019, compared to $12.3 million and $2.8 million for the three months ended March 31, 2019.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$7,895.3	$113,387	5.92%	$6,902.5	$94,243	5.66%
CRE - non-owner occupied	4,466.2	67,510	6.08	3,964.2	59,373	6.02
CRE - owner occupied	2,253.3	29,931	5.43	2,242.6	28,698	5.25
Construction and land development	2,225.5	39,806	7.20	1,952.0	33,567	6.91
Residential real estate	1,511.8	18,794	4.99	433.4	5,414	5.01
Consumer	61.5	921	6.01	52.4	740	5.67
Total loans (1), (2), (3)	18,413.6	270,349	5.98	15,547.1	222,035	5.83
Securities:
Securities - taxable	2,757.6	19,730	2.87	2,802.9	19,274	2.76
Securities - tax-exempt	979.5	9,170	4.66	848.7	8,171	4.82
Total securities (1)	3,737.1	28,900	3.34	3,651.6	27,445	3.24
Cash and other	635.2	3,599	2.27	382.6	2,122	2.22
Total interest earning assets	22,785.9	302,848	5.44	19,581.3	251,602	5.28
Non-interest earning assets
Cash and due from banks	166.7			145.0
Allowance for credit losses	(156.4)			(145.6)
Bank owned life insurance	171.5			168.3
Other assets	1,088.8			1,010.7
Total assets	$24,056.5			$20,759.7
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$2,551.2	$5,550	0.87%	$1,824.8	$2,360	0.52%
Savings and money market	7,650.5	24,668	1.29	6,126.3	12,324	0.81
Certificates of deposit	2,271.1	11,670	2.06	1,714.8	5,165	1.21
Total interest-bearing deposits	12,472.8	41,888	1.35	9,665.9	19,849	0.82
Short-term borrowings	58.2	271	1.87	413.2	1,950	1.89
Qualifying debt	377.3	6,008	6.39	362.8	5,695	6.30
Total interest-bearing liabilities	12,908.3	48,167	1.50	10,441.9	27,494	1.06
Interest cost of funding earning assets			0.85			0.57
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,869.2			7,612.0
Other liabilities	480.5			354.0
Stockholders’ equity	2,798.5			2,351.8
Total liabilities and stockholders' equity	$24,056.5			$20,759.7
Net interest income and margin (4)		$254,681	4.59%		$224,108	4.71%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $6.2 million and $5.9 million for the three months ended June 30, 2019 and 2018, respectively.

(2)
Included in the yield computation are net loan fees of $12.2 million and accretion on acquired loans of $4.6 million for the three months ended June 30, 2019, compared to $11.0 million and $5.1 million for the three months ended June 30, 2018.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Six Months Ended June 30,
	2019			2018
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial and industrial	$7,718.0	$222,476	5.98%	$6,742.6	$179,789	5.56%
CRE - non-owner occupied	4,339.4	129,951	6.05	3,942.6	115,659	5.93
CRE - owner occupied	2,290.2	60,015	5.39	2,242.2	57,249	5.27
Construction and land development	2,202.0	79,509	7.30	1,871.1	63,186	6.82
Residential real estate	1,451.8	35,362	4.91	429.4	10,694	5.02
Consumer	61.9	1,854	6.04	50.2	1,417	5.70
Total loans (1), (2), (3)	18,063.3	529,167	6.00	15,278.1	427,994	5.75
Securities:
Securities - taxable	2,760.1	40,066	2.93	2,838.9	38,423	2.73
Securities - tax-exempt	937.8	17,968	4.81	842.8	15,643	4.68
Total securities (1)	3,697.9	58,034	3.40	3,681.7	54,066	3.18
Cash and other	543.5	6,815	2.53	404.0	4,239	2.12
Total interest earning assets	22,304.7	594,016	5.48	19,363.8	486,299	5.19
Non-interest earning assets
Cash and due from banks	164.4			143.7
Allowance for credit losses	(155.3)			(143.3)
Bank owned life insurance	171.0			168.2
Other assets	1,100.8			1,000.8
Total assets	$23,585.6			$20,533.2
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$2,523.7	$11,133	0.89%	$1,740.2	$3,741	0.43%
Savings and money market	7,549.1	46,675	1.25	6,176.2	21,238	0.69
Certificates of deposit	2,045.7	19,868	1.96	1,647.7	9,043	1.11
Total interest-bearing deposits	12,118.5	77,676	1.29	9,564.1	34,022	0.72
Short-term borrowings	186.3	2,210	2.39	382.6	3,285	1.73
Qualifying debt	370.2	12,113	6.60	365.8	10,664	5.88
Total interest-bearing liabilities	12,675.0	91,999	1.46	10,312.5	47,971	0.94
Interest cost of funding earning assets			0.83			0.50
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,713.3			7,561.6
Other liabilities	452.9			346.3
Stockholders’ equity	2,744.4			2,312.8
Total liabilities and stockholders' equity	$23,585.6			$20,533.2
Net interest income and margin (4)		$502,017	4.65%		$438,328	4.69%

(1)
Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $12.3 million and $11.7 million for the six months ended June 30, 2019 and 2018, respectively.

(2)
Included in the yield computation are net loan fees of $24.5 million and accretion on acquired loans of $7.4 million for the six months ended June 30, 2019, compared to $20.9 million and $10.8 million for the six months ended June 30, 2018.

(3)	Includes non-accrual loans.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At June 30, 2019:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,937.8	$1.8	$7.6	$2.1	$1.9
Loans, net of deferred loan fees and costs	19,250.3	3,937.0	2,095.2	2,256.7	1,195.4
Less: allowance for credit losses	(160.4)	(33.2)	(18.1)	(19.5)	(9.2)
Total loans	19,089.9	3,903.8	2,077.1	2,237.2	1,186.2
Other assets acquired through foreclosure, net	17.7	0.7	13.9	—	—
Goodwill and other intangible assets, net	298.4	—	23.2	—	155.1
Other assets	971.0	46.8	57.6	16.1	17.0
Total assets	$25,314.8	$3,953.1	$2,179.4	$2,255.4	$1,360.2
Liabilities:
Deposits	$21,439.9	$6,107.0	$4,188.6	$2,535.9	$2,008.9
Borrowings and qualifying debt	387.2	—	—	—	—
Other liabilities	636.4	13.2	11.9	0.5	14.7
Total liabilities	22,463.5	6,120.2	4,200.5	2,536.4	2,023.6
Allocated equity:	2,851.3	484.6	286.0	255.6	297.5
Total liabilities and stockholders' equity	$25,314.8	$6,604.8	$4,486.5	$2,792.0	$2,321.1
Excess funds provided (used)	—	2,651.7	2,307.1	536.6	960.9

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,806	103	89	117	118

Income Statement:

Three Months Ended June 30, 2019:	(in thousands)
Net interest income	$254,681	$59,719	$39,528	$31,644	$23,996
Provision for (recovery of) credit losses	7,000	1,443	(305)	67	(152)
Net interest income after provision for credit losses	247,681	58,276	39,833	31,577	24,148
Non-interest income	14,218	1,707	2,677	974	2,162
Non-interest expense	(114,213)	(22,693)	(14,107)	(15,122)	(12,549)
Income (loss) before income taxes	147,686	37,290	28,403	17,429	13,761
Income tax expense (benefit)	24,750	9,322	5,965	4,880	3,853
Net income	$122,936	$27,968	$22,438	$12,549	$9,908

Six Months Ended June 30, 2019:	(in thousands)
Net interest income	$502,017	$114,945	$78,626	$62,120	$47,029
Provision for (recovery of) credit losses	10,500	1,604	228	800	(871)
Net interest income after provision for credit losses	491,517	113,341	78,398	61,320	47,900
Non-interest income	29,628	3,229	5,250	1,975	4,382
Non-interest expense	(227,127)	(44,943)	(29,888)	(29,704)	(26,040)
Income (loss) before income taxes	294,018	71,627	53,760	33,591	26,242
Income tax expense (benefit)	50,286	17,907	11,289	9,406	7,348
Net income	$243,732	$53,720	$42,471	$24,185	$18,894

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At June 30, 2019:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$10.4	$4,914.0
Loans, net of deferred loan fees and costs	214.7	1,626.6	1,246.5	1,655.7	5,015.5	7.0
Less: allowance for credit losses	(1.8)	(14.8)	(10.2)	(10.3)	(43.2)	(0.1)
Total loans	212.9	1,611.8	1,236.3	1,645.4	4,972.3	6.9
Other assets acquired through foreclosure, net	—	—	—	—	—	3.1
Goodwill and other intangible assets, net	—	—	120.0	0.1	—	—
Other assets	0.9	17.1	6.9	7.7	63.8	737.1
Total assets	$213.8	$1,628.9	$1,363.2	$1,653.2	$5,046.5	$5,661.1
Liabilities:
Deposits	$3,047.5	$—	$2,853.2	$—	$32.4	$666.4
Borrowings and qualifying debt	—	—	—	—	—	387.2
Other liabilities	1.3	58.3	—	(0.2)	92.3	444.4
Total liabilities	3,048.8	58.3	2,853.2	(0.2)	124.7	1,498.0
Allocated equity:	79.9	132.3	277.5	138.4	414.1	485.4
Total liabilities and stockholders' equity	$3,128.7	$190.6	$3,130.7	$138.2	$538.8	$1,983.4
Excess funds provided (used)	2,914.9	(1,438.3)	1,767.5	(1,515.0)	(4,507.7)	(3,677.7)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	69	13	72	16	68	1,141

Income Statement:

Three Months Ended June 30, 2019:	(in thousands)
Net interest income	$21,905	$3,461	$28,536	$13,490	$29,586	$2,816
Provision for (recovery of) credit losses	(7)	96	2,657	832	2,369	—
Net interest income after provision for credit losses	21,912	3,365	25,879	12,658	27,217	2,816
Non-interest income	88	—	2,163	—	1,549	2,898
Non-interest expense	(9,549)	(1,931)	(10,015)	(2,162)	(11,073)	(15,012)
Income (loss) before income taxes	12,451	1,434	18,027	10,496	17,693	(9,298)
Income tax expense (benefit)	2,864	330	4,146	2,414	4,069	(13,093)
Net income	$9,587	$1,104	$13,881	$8,082	$13,624	$3,795

Six Months Ended June 30, 2019:	(in thousands)
Net interest income	$42,546	$6,884	$57,939	$26,434	$55,277	$10,217
Provision for (recovery of) credit losses	(33)	55	1,739	1,631	5,347	—
Net interest income after provision for credit losses	42,579	6,829	56,200	24,803	49,930	10,217
Non-interest income	184	—	5,525	—	2,207	6,876
Non-interest expense	(18,008)	(3,838)	(21,903)	(4,560)	(20,409)	(27,834)
Income (loss) before income taxes	24,755	2,991	39,822	20,243	31,728	(10,741)
Income tax expense (benefit)	5,694	688	9,159	4,656	7,297	(23,158)
Net income	$19,061	$2,303	$30,663	$15,587	$24,431	$12,417

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,259.7	$2.5	$10.9	$2.5	$3.0
Loans, net of deferred loan fees and costs	17,710.6	3,647.9	2,003.5	2,161.1	1,300.2
Less: allowance for credit losses	(152.7)	(30.7)	(18.7)	(19.8)	(10.7)
Total loans	17,557.9	3,617.2	1,984.8	2,141.3	1,289.5
Other assets acquired through foreclosure, net	17.9	0.8	13.9	—	—
Goodwill and other intangible assets, net	299.2	—	23.2	—	155.5
Other assets	974.8	46.9	57.8	14.2	23.9
Total assets	$23,109.5	$3,667.4	$2,090.6	$2,158.0	$1,471.9
Liabilities:
Deposits	$19,177.4	$5,090.2	$3,996.4	$2,347.5	$1,839.1
Borrowings and qualifying debt	851.5	—	—	—	—
Other liabilities	466.9	10.4	14.5	4.5	12.2
Total liabilities	20,495.8	5,100.6	4,010.9	2,352.0	1,851.3
Allocated equity:	2,613.7	441.0	277.4	242.9	304.1
Total liabilities and stockholders' equity	$23,109.5	$5,541.6	$4,288.3	$2,594.9	$2,155.4
Excess funds provided (used)	—	1,874.2	2,197.7	436.9	683.5

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,787	119	94	116	123

Income Statements:

Three Months Ended June 30, 2018:	(in thousands)
Net interest income (expense)	$224,108	$57,977	$35,276	$27,664	$23,001
Provision for (recovery of) credit losses	5,000	518	(243)	(276)	13
Net interest income (expense) after provision for credit losses	219,108	57,459	35,519	27,940	22,988
Non-interest income	13,444	2,256	2,679	966	2,421
Non-interest expense	(102,548)	(22,419)	(15,931)	(14,491)	(13,429)
Income (loss) before income taxes	130,004	37,296	22,267	14,415	11,980
Income tax expense (benefit)	25,325	9,324	4,676	4,036	3,355
Net income	$104,679	$27,972	$17,591	$10,379	$8,625

Six Months Ended June 30, 2018:	(in thousands)
Net interest income (expense)	$438,328	$112,532	$71,966	$55,466	$45,256
Provision for (recovery of) credit losses	11,000	1,952	(1,967)	454	1,561
Net interest income (expense) after provision for credit losses	427,328	110,580	73,933	55,012	43,695
Non-interest income	25,087	3,672	6,012	1,967	4,969
Non-interest expense	(200,697)	(43,923)	(30,015)	(28,137)	(25,932)
Income (loss) before income taxes	251,718	70,329	49,930	28,842	22,732
Income tax expense (benefit)	46,139	17,645	10,579	8,171	6,452
Net income	$205,579	$52,684	$39,351	$20,671	$16,280

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,773	124	98	116	130

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$4,240.8
Loans, net of deferred loan fees and costs	210.0	1,547.5	1,200.9	1,479.9	4,154.9	4.7
Less: allowance for credit losses	(1.9)	(14.2)	(10.0)	(8.5)	(38.2)	—
Total loans	208.1	1,533.3	1,190.9	1,471.4	4,116.7	4.7
Other assets acquired through foreclosure, net	—	—	—	—	—	3.2
Goodwill and other intangible assets, net	—	—	120.4	0.1	—	—
Other assets	0.9	20.1	6.3	7.2	37.1	760.4
Total assets	$209.0	$1,553.4	$1,317.6	$1,478.7	$4,153.8	$5,009.1
Liabilities:
Deposits	$2,607.2	$—	$2,559.0	$—	$—	$738.0
Borrowings and qualifying debt	—	—	—	—	—	851.5
Other liabilities	2.1	25.2	0.1	0.4	49.6	347.9
Total liabilities	2,609.3	25.2	2,559.1	0.4	49.6	1,937.4
Allocated equity:	70.7	123.9	268.7	122.3	340.0	422.7
Total liabilities and stockholders' equity	$2,680.0	$149.1	$2,827.8	$122.7	$389.6	$2,360.1
Excess funds provided (used)	2,471.0	(1,404.3)	1,510.2	(1,356.0)	(3,764.2)	(2,649.0)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	68	10	61	16	53	1,127

Income Statement:

Three Months Ended June 30, 2018:	(in thousands)
Net interest income (expense)	$16,046	$3,794	$24,562	$13,874	$19,672	$2,242
Provision for (recovery of) credit losses	135	(27)	2,256	548	2,074	2
Net interest income (expense) after provision for credit losses	15,911	3,821	22,306	13,326	17,598	2,240
Non-interest income	179	—	3,630	—	409	904
Non-interest expense	(8,033)	(2,080)	(9,899)	(2,200)	(6,250)	(7,816)
Income (loss) before income taxes	8,057	1,741	16,037	11,126	11,757	(4,672)
Income tax expense (benefit)	1,853	401	3,688	2,559	2,704	(7,271)
Net income	$6,204	$1,340	$12,349	$8,567	$9,053	$2,599

Six Months Ended June 30, 2018:	(in thousands)
Net interest income (expense)	$31,405	$7,539	$47,383	$28,060	$38,484	$237
Provision for (recovery of) credit losses	182	(233)	3,907	1,783	3,359	2
Net interest income (expense) after provision for credit losses	31,223	7,772	43,476	26,277	35,125	235
Non-interest income	328	—	6,681	13	633	812
Non-interest expense	(15,836)	(4,254)	(19,733)	(4,405)	(11,912)	(16,550)
Income (loss) before income taxes	15,715	3,518	30,424	21,885	23,846	(15,503)
Income tax expense (benefit)	3,615	809	6,998	5,033	5,484	(18,647)
Net income	$12,100	$2,709	$23,426	$16,852	$18,362	$3,144

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	65	11	56	17	42	1,114

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
	(in thousands)
Total non-interest income	$14,218	$15,410	$13,611	$4,418	$13,444
Less:
(Loss) gain on sales of investment securities, net	—	—	(424)	(7,232)	—
Unrealized gains (losses) on assets measured at fair value, net	1,572	2,834	(640)	(1,212)	(685)
Total operating non-interest income (1)	12,646	12,576	14,675	12,862	14,129
Plus: net interest income	254,681	247,336	243,513	234,038	224,108
Net operating revenue (1)	$267,327	$259,912	$258,188	$246,900	$238,237

Total non-interest expense	$114,213	$112,914	$111,129	$113,841	$102,548
Less:
Advance funding to charitable foundation	—	—	—	7,645	—
401(k) plan change and other miscellaneous items	—	—	—	1,218	—
Net loss (gain) on sales and valuations of repossessed and other assets	(620)	97	1,483	(67)	(179)
Total operating non-interest expense (1)	$114,833	$112,817	$109,646	$105,045	$102,727

Operating pre-provision net revenue (2)	$152,494	$147,095	$148,542	$141,855	$135,510

Plus:
Non-operating revenue adjustments	1,572	2,834	(1,064)	(8,444)	(685)
Less:
Provision for credit losses	7,000	3,500	6,000	6,000	5,000
Non-operating expense adjustments	(620)	97	1,483	8,796	(179)
Income tax expense	24,750	25,536	20,909	7,492	25,325
Net income	$122,936	$120,796	$119,086	$111,123	$104,679

(1), (2)	See Non-GAAP Financial Measures footnotes on page 22.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Efficiency Ratio by Quarter:
	Three Months Ended
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
	(in thousands)
Total operating non-interest expense	$114,833	$112,817	$109,646	$105,045	$102,727
Divided by:
Total net interest income	254,681	247,336	243,513	234,038	224,108
Plus:
Tax equivalent interest adjustment	6,218	6,094	6,140	6,003	5,939
Operating non-interest income	12,646	12,576	14,675	12,862	14,129
	$273,545	$266,006	$264,328	$252,903	$244,176
Operating efficiency ratio - tax equivalent basis (3)	42.0%	42.4%	41.5%	41.5%	42.1%

Tangible Common Equity:
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
	(dollars and shares in thousands)
Total stockholders' equity	$2,851,264	$2,720,620	$2,613,734	$2,488,393	$2,391,684
Less: goodwill and intangible assets	298,381	298,768	299,155	299,553	299,951
Total tangible common equity	2,552,883	2,421,852	2,314,579	2,188,840	2,091,733
Plus: deferred tax - attributed to intangible assets	2,105	2,183	1,885	2,462	2,555
Total tangible common equity, net of tax	$2,554,988	$2,424,035	$2,316,464	$2,191,302	$2,094,288
Total assets	$25,314,785	$23,792,846	$23,109,486	$22,176,147	$21,367,452
Less: goodwill and intangible assets, net	298,381	298,768	299,155	299,553	299,951
Tangible assets	25,016,404	23,494,078	22,810,331	21,876,594	21,067,501
Plus: deferred tax - attributed to intangible assets	2,105	2,183	1,885	2,462	2,555
Total tangible assets, net of tax	$25,018,509	$23,496,261	$22,812,216	$21,879,056	$21,070,056
Tangible common equity ratio (4)	10.2%	10.3%	10.2%	10.0%	9.9%
Common shares outstanding	103,654	104,483	104,949	105,861	105,876
Tangible book value per share, net of tax (5)	$24.65	$23.20	$22.07	$20.70	$19.78

(3), (4), (5) See Non-GAAP Financial Measures footnotes on page 22.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

	Jun 30, 2019	Dec 31, 2018
	(in thousands)
Common Equity Tier 1:
Common equity	$2,851,264	$2,613,734
Less:
Non-qualifying goodwill and intangibles	296,190	296,769
Disallowed deferred tax asset	1,835	768
AOCI related adjustments	20,210	(47,055)
Unrealized gain on changes in fair value liabilities	6,170	13,432
Common equity Tier 1 (6) (9)	$2,526,859	$2,349,820
Divided by: estimated risk-weighted assets (7) (9)	$23,850,756	$21,983,976
Common equity Tier 1 ratio (7) (9)	10.6%	10.7%

Common equity Tier 1 (6)(9)	2,526,859	2,349,820
Plus:
Trust preferred securities	81,500	81,500
Less:
Disallowed deferred tax asset	—	—
Unrealized gain on changes in fair value of liabilities	—	—
Tier 1 capital (6) (9)	$2,608,359	$2,431,320
Divided by: Tangible average assets	$23,768,505	$22,204,799
Tier 1 leverage ratio	11.0%	10.9%

Total Capital:
Tier 1 capital (6) (9)	$2,608,359	$2,431,320
Plus:
Subordinated debt	306,983	305,131
Qualifying allowance for credit losses	160,409	152,717
Other	9,188	8,188
Less: Tier 2 qualifying capital deductions	—	—
Tier 2 capital	$476,580	$466,036

Total capital	$3,084,939	$2,897,356

Total capital ratio	12.9%	13.2%

Classified assets to Tier 1 capital plus allowance for credit losses:
Classified assets	$216,000	$242,101
Divided by:
Tier 1 capital (6) (9)	2,608,359	2,431,320
Plus: Allowance for credit losses	160,409	152,717
Total Tier 1 capital plus allowance for credit losses	$2,768,768	$2,584,037

Classified assets to Tier 1 capital plus allowance (8) (9)	7.8%	9.4%

(6), (7), (8), (9) See Non-GAAP Financial Measures footnotes on page 22.

Non-GAAP Financial Measures Footnotes

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(4)	We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.
(5)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(6)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(7)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) of the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(8)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(9)	Current quarter is preliminary until Call Report is filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476